NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Announces Results from Annual Meeting of Shareholders

BIRMINGHAM, AL — (PRNEWSWIRE)—May 19, 2010 – Shareholders of ProAssurance Corporation (NYSE:PRA) re-elected Victor T. Adamo, William J. Listwan, and W. Stancil Starnes to the Board of Directors by a majority vote at today’s Annual Meeting. Each will serve a three-year term ending at the Annual Meeting of Shareholders in 2013 and until their successors are elected and qualified. Our shareholders also ratified the selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2010.

At its subsequent meeting our Board of Directors approved the filing of an automatic shelf registration statement for an unspecified amount of debt and equity securities. We intend to file the registration statement in the near future, but do not have any immediate plans to sell any securities covered the registration statement.

About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past three years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

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